Exhibit 10.1
OBLONG, INC.

April 18, 2023

Holder of Common Stock Purchase Warrant

    Re:    Inducement Offer to Exercise Common Stock Purchase Warrants

Dear Holder:

    Oblong, Inc. (the “Company”) is pleased to offer to you the opportunity to exercise all of the Common Stock Purchase Warrants of the Company set forth in Annex A (the “Existing Warrants”) currently held by you (the “Holder”). The Existing Warrants and the shares underlying the Existing Warrants (“Warrant Shares”) have been registered pursuant to applicable registration statement on Form S-3 as set forth on Annex A (the “Registration Statement”). Each Registration Statement is currently effective and, upon exercise of the applicable Existing Warrants pursuant to this letter agreement, will be effective for the issuance or sale, as the case may be, of the Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the applicable Existing Warrant.

In consideration for a cash exercise of all of the Existing Warrants held by you, as set forth on the signature page hereto (the “Warrant Exercise”) at the current exercise price provided for such Existing Warrant set forth on Annex A, the Company agrees to reduce the Existing Warrants’ exercise price to $1.71 (the “Revised Warrant Exercise Price”).

Expressly subject to the paragraph immediately following this paragraph below, Holder may accept this offer by signing this letter on or before 11:59 p.m. Eastern Time on April 18, 2023, with such acceptance constituting Holder's exercise in full of the Existing Warrants at the Revised Warrant Exercise Price.

From and after the date of this letter agreement and through and including April 24, 2023 (“Lockup Period End Time” and the period from the date of this letter agreement to the Lockup Period End Time is hereinafter referred to as the “Lockup Period”), the Holder irrevocably agrees it will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or announce the offering of (collectively “Disposal”), any of the Warrant Shares acquired by Holder through the exercise of the Existing Warrants in connection with this letter agreement, except as approved in writing by the Company prior to such Disposal of Warrant Shares.

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex B attached hereto.

The Company shall file a prospectus supplement to each applicable Registration Statement as to the Warrant Shares underlying the Existing Warrants by April 24, 2023. The Company represents, warrants and covenants that, upon acceptance of this offer and other than as provided in paragraph 4 above, the Warrant Shares shall be issued free of any legends or restrictions on resale by Holder and all of the Warrant Shares shall be delivered electronically through the Depository Trust Company within 3 Business Days of the date the Company receives the Revised Warrants Exercise Price. The terms of the Existing Warrants, including but not limited to the obligations to deliver the Warrant Shares, shall otherwise remain in effect as if the acceptance of this offer were a formal Notice of Exercise.

The Company acknowledges and agrees that the obligations of the Holders under this letter agreement are several and not joint with the obligations of any other holder or any other holders of Existing Warrants to purchase the Warrant Shares of the Company (each, an “Other Holder”) under any other agreement related to the exercise of such warrants (“Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder. Nothing contained in this letter agreement, and no action taken by the Holders pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Warrant Exercise Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof until 180 days following the date hereof that none of the terms offered to any Other Holder with respect to any Other Agreement (or any amendment, modification or waiver thereof), is or will be more favorable to such Other Holder than those of the Holder and this letter agreement.  If and whenever on or after the date hereof during the period described above, the Company enters into an Other Agreement, with more favorable terms, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this letter agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Other Agreement (including the issuance of additional Warrant Shares or the issuance of new Common Stock purchase warrants to the Other Holder), including, without limitation, the same price discount and the same issuance of new warrants as in the Other Agreement, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this letter agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder.  The provisions of this paragraph shall apply similarly and equally to each Other Agreement.

This letter agreement shall supersede and replace all prior agreements, promises, and understandings, oral or written, between the Company and the Holder with respect to the Existing Warrants, including Section 4(cc) of that certain Securities Purchase Agreement, dated March 30, 2023.

***************

[Signature Page Follows]

Please do not hesitate to call me if you have any questions.

Sincerely yours,

OBLONG, INC.

By: _______________________
Name: Peter Holst
Title:     Chief Executive Officer

The undersigned hereby elects to purchase a total of ________ Warrant Shares of the Company pursuant to the terms of the attached Warrants (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
Existing Warrant Shares subject to Warrant Exercise:

Series A     _______________
Series B     _______________
October 2020     _______________
     December 2020    _______________
Payment shall take the form of $ in lawful money of the United States.
The Warrant Shares shall be delivered to the following DWAC Account Number:

            _______________________________

            _______________________________

            _______________________________

Accredited Investor. To the extent the Holder hereto is delivering this notice in connection with any Warrant other than the Series A Common Purchase Warrant, the undersigned represents and warrants that it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Accepted and Agreed to:

Name of Holder: ________________________________________________________
Signature of Authorized Signatory of Holder: _________________________________
Name of Authorized Signatory: _______________________________________________
Title of Authorized Signatory: ________________________________________________

Annex A

Warrant	Date of Issuance	Registration Statement File No.	Current Exercise Price (as of April 18, 2023)
Series A Warrant	June 30, 2021	333-252145	$60.00 per share
Series B Warrant	June 30, 2021	333-261480	$66.00 per share
December 2020	December 6, 2020	333-251543	$82.35 per share
October 2020	October 22, 2020	333-251543	$61.20 per share

Annex B

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

(a)Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(b)No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any  liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.
(c)Nasdaq Corporate Governance. The transactions contemplated under this letter agreement, comply with all rules of the Trading Market.
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